Exhibit 3.1.17

Certificate of

Limited Partnership

Pursuant to

Article 6132a-1

1. Name of Limited Partnership

The name of the limited partnership is as set forth below:

MOBILE STORAGE GROUP (TEXAS), L.P.

2. Principal Office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Address: 7590 NORTH GLENOAKS BOULEVARD

City	State	Zip Code	Country
BURBANK	CA	91504	USA

3. Registered Agent and Registered Office

A. The initial registered agent is a corporation by the name set forth below:

OR

B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name Last Name

ROBERT DUVEN

C. The business address of the registered agent and the registered office address is:

Street Address	City		Zip Code
2900 EAST AIRPORT WAY	IRVING	TX	75062

4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner is as follows:

General Partner

Legal Entity: The general partner is a legal entity named:

MOBILE STORAGE GROUP, INC.

MAILING ADDRESS OF GENERAL PARTNER 1

Mailing Address	City	State	Zip Code
P.O. BOX 10999	BURBANK	CA	91510-0999

STREET MAILING ADDRESS OF GENERAL PARTNER 1

Street Address	City	State	Zip Code
7590 NORTH GLENOAKS BLVD.	BURBANK	CA	91504

Effective Date of Filing

A. This document will become effective when the document is filed by the secretary of state.

OR

B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is                     .

Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Name

MOBILE STORAGE GROUP, INC.

By:	/s/ Ronald F. Valenta
RONALD F. VALENTA,
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Signature of General Partner 1

Certificate of Amendment

Entity Information

The name of the filing entity is:

Mobile Storage Group (Texas), L.P.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☒ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 801427797

The date of formation of the entity is: 9/30/2002

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

MSG MMI (Texas) L.P.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision, stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

A. ☐  The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. ☒  The registered agent is an individual resident of the state whose name is:

William		Armstead
(First Name )	(M.I.)	(Last Name)	(Suffix)

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C. The business address of the registered agent and the registered office address is:

2900 East Airport Way	Irving	TX	75062
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒  This document becomes effective when the document is filed by the secretary of state.

B.  ☐  This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C.  ☐  This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date: 05/21/2012	By:	Mobile Storage Group

/s/ Christopher J. Miner
Signature of authorized person

Christopher J. Miner
Sr. Vice president & General Counsel
Printed or typed name of authorized person (see instructions)